UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

HARTFORD CREATIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42843	51-0675116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8832 Glendon Way, Rosemead, California	91770
(Address of principal executive offices)	(Zip Code)

626-321-1915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	HFUS	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers and Directors

Effective September 21, 2026, Mr. Kewei Huang, a/k/a Kek Wee Ng, resigned as Chief Executive Officer and Chairman of the Board of the Company for health-related reasons. Mr. Huang’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. The Company thanks Mr. Huang for his dedicated service.

Appointment of Officer and Directors

On September 21, 28, 2026, the Board of Directors appointed Mr. Sheng-Yih Chang as Chief Executive Officer and Chairman of the Company’s Board of Directors, effective September 21, 2026. Mr. Chang previously served as the Company’s Chief Executive Officer from April 1, 2024 through September 01, 2026 and served as the Company’s Chief Financial Officer from June 2018 through April 1, 2024. He has also been the General Manager at Hartford Hotel, a commercial hotel in Rosemead, California, since March 2018. Mr. Chang served as a Product Manager at Jowett Group, a textile manufacturing company in the USA, from November 2015 through September 2017, as an Operational Manager and General Manager at A-Concepts Designs, a houseware supplier company in the USA, from January 2004 through October 2015, as a General Manager at Long Arch International, a carving crafts supplier in the USA, from December 2000 through December 2003, as a Sales Manager at EZ Wholesale, a general merchandise wholesaler in the USA, from July 1998 through November 2000, and as a technician at Richcom Computer Corporation, a computer service provider in California, from July 1996 through November 1997. Mr. Chang studied electrical engineering at the University of British Columbia and holds a Bachelor of Science in Electrical Engineering from California State University, Northridge.

Mr. Chang’s compensation will remain unchanged from the compensation package previously approved for and provided to him in connection with his prior service as the Company’s Chief Executive Officer. Mr. Chang will not receive any additional compensation, bonus, or other material benefits solely as a result of his re-appointment as Chief Executive Officer, except as may be subsequently approved by the Board.

No arrangement or understanding exists between Mr. Chang and any other person pursuant to which Mr. Chang was selected as an officer.

There are no family relationships between Mr. Chang and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Mr. Chang does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, who is hereby duly authorized.

Dated: September 23, 2026	HARTFORD CREATIVE GROUP, INC.

	By:	/s/ Sheng-Yih Chang
Sheng-Yih Chang
Chief Executive Officer